DWS EAFE Equity Index Fund 77q1

Name of Regular Broker
or Dealer of Parent
(Issuer)
 IRS
Number
   Type of Security
Owned D=debt
E=equity
 Value of any
Securities
owned at end
of current
period ($000's
omitted)




The Iyo Bank Ltd

   Equity

74
Jafco Company Ltd

   Equity

24
The Joyco Bank

   Equity

83
Julius Baer Group

   Equity

192
K Green Trust units

   Equity

6
KBC GROEP NV

   Equity

202
Keppel Land Ltd

   Equity

63
Kerry Properties Ltd

   Equity

96
Kinnevik Investment AB

   Equity

108
Legal &general group plc

   Equity

223
Lend Lease Group

   Equity

106
Lloyds Banking group Plc

   Equity

1,029
London Stock Exchange
Group

   Equity

43
Macquaire Group Ltd

   Equity

334
Man Group PLC

   Equity

185
Mapfre SA

   Equity

67
Mediobanca SPA

   Equity

113
Mediolanum SpA

   Equity

30
Mitsubishi Estate Co Ltd

   Equity

528
Mitsubishi UFJ Financial
Group Inc

   Equity

1,870
Mitsubishi UFJ Lease&
Finance co Ltd

   Equity

64
Mitsui Fudosan Co Ltd

   Equity

377
Mizrahi Tefahot Bank Ltd

   Equity

28
Mizuho Financial Group
Inc

   Equity

732
Mizuho Securities
company Ltd

   Equity

42
Mizuho Trust + Banking
Co Ltd

   Equity

42
MS & AD Insurance Group
Holdings Inc

   Equity

374
Muenchener
Rueckversicherungs AG

   Equity

797
National Australia Bank

   Equity

1,331
National Bank of Greece
SA

   Equity

216
Natixis

   Equity

122
New World Development
Co Ltd

   Equity

133
Nishi Nippon City Bank
Ltd

   Equity

63
Nksj Holdings Inc

   Equity

267
Nomura Holdings

   Equity

626
Nomura real estate
Holding

   Equity

39
Nordea Bank AB

   Equity

858
NTT Urban Development
Corp

   Equity

31
Old Mutual PLC

   Equity

272
Orix Corp

   Equity

247
Oversea Chinese Banking
Corp

   Equity

506
Pargesa Holding SA

   Equity

58
Piraeus Bank SA

   Equity

43
Pohjola Bnak PLc

   Equity

46
Prudential PLC

   Equity

617
Qbe Insurance Group Ltd

   Equity

503
Raiffeisen Intl Bank
Holding AG

   Equity

66
Ratos AB

   Equity

86
Resolution Ltd

   Equity

74
Resona Holdings Inc

   Equity

238
Royal Bank of Scotland Plc

   Equity

326
RSA insurance group plc

   Equity

199
Sampo OYJ A

   Equity

287
Saporo Hokuyo Holdings
Inc

   Equity

48
Schroders PLC

   Equity

69
Scor SE

   Equity

105
Sensu Ikeda Holdings Inc

   Equity

32
Seven Bank Ltd

   Equity

33
Shinsei Bank Ltd

   Equity

25
The Shizuoka Bank

   Equity

174
Singapore Exchange Ltd

   Equity

147
Sino Land Co Ltd

   Equity

99
Skandinaviska Enskilda
Banken AB

   Equity

239
Societe Generale

   Equity

826
Sony Financial Holdings

   Equity

90
standard chartered plc

   Equity

1,593
Standard Life Plc

   Equity

185
Sumitomo Mitsui
Financial Group

   Equity

1,228
Sumitomo Realty +
Develpoement

   Equity

188
Sumitomo Trust + Banking
CO Ltd

   Equity

234
Sun Hung Kai Properties

   Equity

616
Suncorp Metway Ltd

   Equity

280
The Suruga Bank

   Equity

63
Svenska Handelsbanken
AB

   Equity

391
Swedebank AB

   Equity

207
Swiss Life Holding AG

   Equity

90
Swiss Reinsurance CO LTD

   Equity

474
T+D Holdings

   Equity

187
Tokio Marine Holdings Inc

   Equity

610
Tokyo Tatemono Co Ltd

   Equity

37
Tokyu Land Corp

   Equity

46
TRYG AS

   Equity

40
Ubi Banca Union de
banche

   Equity

171
UBS AG

   Equity

1,560
Unicredit SPA

   Equity

1,107
United Overseas Bank Ltd

   Equity

561
UOL Group Ltd

   Equity

34
Veinna Insurance Group

   Equity

56
Westpac banking Corp

   Equity

1,702
Wheelock & Co., Ltd.

   Equity

84
Wing Hang Bank Ltd

   Equity

59
Yamaguchi Financial
Group

   Equity

67
Zurich Financial Services
AG

   Equity

1,044